Exhibit 99.1

Capri Holdings Limited Announces Second Quarter Fiscal 2020 Results
Reiterates Fiscal 2020 Revenue and Adjusted Earnings Per Share Guidance
London — November 6, 2019 — Capri Holdings Limited (NYSE:CPRI), a global fashion luxury group, today announced its financial results for the second quarter of fiscal 2020 ended September 28, 2019.
Second Quarter Fiscal 2020 Highlights

•	Second quarter revenue growth of 15.1%

•	Michael Kors comparable sales increased low single digits

•	Second quarter adjusted earnings per share of $1.16

•	Reiterate Fiscal 2020 revenue guidance of $5.8 billion and adjusted earnings per share guidance of $4.95
John D. Idol, the Company’s Chairman and Chief Executive Officer, said, “For the second quarter, we were pleased to deliver a double digit increase in revenue, driven by the addition of Versace and growth from Jimmy Choo. Michael Kors revenue was in line with our expectations and we are extremely pleased to report that the brand returned to positive comparable store sales during the quarter, led by our successful efforts across product innovation, brand engagement and customer experience. Second quarter earnings per share were below our expectations, reflecting higher expenses due to timing, as well as greater than anticipated challenges related to the situation in Hong Kong.”
Mr. Idol continued, “For Fiscal 2020, we remain focused on executing on our strategic growth initiatives and are reiterating our guidance for revenue of approximately $5.8 billion and adjusted earnings per share of approximately $4.95. From a longer-term perspective, we are encouraged with the progress we are making developing our global fashion luxury group. The integration of Versace is going smoothly, and Jimmy Choo continues to advance its strategic initiatives. Additionally, the Michael Kors brand repositioning efforts are resonating with customers. With continued focus on execution and investment to support our growth plans, we are confident that Capri Holdings remains on track to grow revenue to $8 billion dollars over time and deliver multiple years of earnings growth."
Second Quarter Fiscal 2020 Results
Financial Results and non-GAAP Reconciliation
The Company’s results are reported in this press release in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and on an adjusted, non-GAAP basis. A reconciliation of GAAP to non-GAAP financial information is provided at the end of this press release.

Overview of Capri Holdings Second Quarter Fiscal 2020 Results:

•	Total revenue of $1.442 billion increased 15.1% compared to last year. On a constant currency basis, total revenue increased 16.1%.

•
Gross profit was $874 million and gross margin was 60.6%, compared to $763 million and 60.9% in the prior year. Adjusted gross profit was $879 million and adjusted gross margin was 61.0%, compared to $765 million and 61.1% in the prior year.

•
Income from operations was $75 million and operating margin was 5.2% compared to $190 million and 15.2% in the prior year. Adjusted income from operations was $202 million and operating margin was 14.0%, compared to $218 million and 17.4% in the prior year.

•
Net income was $73 million, or $0.47 per diluted share compared to $138 million, or $0.91 per diluted share in the prior year. Adjusted net income was $177 million, or $1.16 per diluted share, compared to $192 million or $1.27 per diluted share in the prior year.

•	Net inventory at September 28, 2019 was $1.073 billion, a 39.7% increase compared to the prior year, primarily reflecting incremental Versace inventory.
Versace Second Quarter Fiscal 2020 Results:

•
Versace revenue was $228 million and comparable store sales were flat on a constant currency basis compared to stand-alone results from the prior year. Versace continued to deliver double digit comparable sales growth in the Americas and EMEA, but experienced declines in Asia as the region was affected by greater than anticipated challenges related to the situation in Hong Kong and consumer reaction in China to a incorrectly labeled product.

•	Versace operating income was $9 million and operating margin was 3.9%. Adjusted operating income was $14 million and adjusted operating margin was 6.1%.
Jimmy Choo Second Quarter Fiscal 2020 Results:

•
Jimmy Choo revenue of $125 million increased 7.8% compared to the prior year. On a constant currency basis, total revenue increased 9.5%. On a constant currency basis, comparable store sales declined in the mid-single-digits. Comparable store sales were impacted by weaker performance in Hong Kong and a decline in Japan as the brand lapped a highly successful 10th anniversary campaign in the prior year. Excluding Hong Kong and Japan, comparable stores would have been flat.

•
Jimmy Choo operating loss was $10 million and operating margin was (8.0)%, compared to an operating loss of $9 million and operating margin of (7.8)% in the prior year. Adjusted operating loss was $7 million and adjusted operating margin was (6.0)% in the prior year.

Michael Kors Second Quarter Fiscal 2020 Results:

•
Michael Kors revenue of $1.089 billion decreased 4.2% compared to the prior year. On a constant currency basis, total revenue decreased 3.3%. On a constant currency basis, comparable store sales increased in the low single digits.

•	Michael Kors operating income was $222 million and operating margin was 20.4%, compared to $248 million and 21.8% in the prior year.

Outlook
The following guidance is provided on an adjusted, non-GAAP basis. All comparable store sales guidance is provided on a constant currency basis.
Full Year Fiscal 2020 Outlook
For Capri Holdings, the Company expects the following.

•	Total revenue of approximately $5.8 billion

•	Operating margin of approximately 15.0%

•	Interest expense in a range of $15 million to $25 million

•	Weighted average diluted shares outstanding of approximately 153 million

•	Effective tax rate of approximately 11%

•	Diluted earnings per share of approximately $4.95, including approximately $0.20 per share of dilution from Versace
Third Quarter Fiscal 2020 Outlook
For Capri Holdings, the Company expects the following.

•	Total revenue of approximately $1.53 billion

•	Operating margin of approximately 17.5%

•	Interest expense of approximately $5 million

•	Weighted average diluted shares outstanding of approximately 153 million

•	Effective tax rate of approximately 8%

•	Diluted earnings per share of $1.55 to $1.60, including approximately $0.15 per share of dilution from Versace
For Versace, the Company expects the following.

•	Revenue of approximately $180 million

•	Comparable store sales approximately flat to prior year

•	Negative operating margin reflecting normal seasonality and increased investments to support growth initiatives
For Jimmy Choo, the Company expects the following.

•	Revenue of approximately $165 million

•	Comparable store sales approximately flat to prior year

•	Positive operating margin reflecting normal seasonality
For Michael Kors, the Company expects the following.

•	Revenue slightly below $1.2 billion

•	Comparable store sales growth in the low single digits

•	Operating margin to be below prior year
Conference Call Information
A conference call to discuss second quarter results is scheduled for today, November 6, 2019 at 8:30 a.m. ET. A live webcast of the conference call will be available on the Company’s website, www.capriholdings.com. In addition, a replay will be available shortly after the conclusion of the call and remain available until November 13, 2019. To access the telephone replay, listeners should dial 1-844-512-2921 or 1-412-317-6671 for international callers. The access code for the replay is 8120228. A replay of the webcast will also be available within two hours of the conclusion of the call and will remain on the website for 90 days.

Use of Non-GAAP Financial Measures
Constant currency effects are non-GAAP financial measures, which are provided to supplement our reported operating results to facilitate comparisons of our operating results and trends in our business, excluding the effects of foreign currency rate fluctuations. Because we are a global company, foreign currency exchange rates may have a significant effect on our reported results. We calculate constant currency measures and the related foreign currency impacts by translating the current year’s reported amounts into comparable amounts using prior year’s foreign exchange rates for each currency. All constant currency performance measures discussed below should be considered a supplement to and not in lieu of our operating performance measures calculated in accordance with U.S. GAAP. Additionally, this earnings release includes certain non-GAAP financial measures relating to certain one-time costs associated with the Jimmy Choo acquisition and the Versace acquisition and restructuring and non-cash impairment charges. The Company uses non-GAAP financial measures, among other things, to evaluate its operating performance and in order to represent the manner in which the Company conducts and views its business. The Company believes that excluding non-recurring items helps its management and investors compare operating performance based on its ongoing operations. While the Company considers the non-GAAP measures to be useful supplemental measures in analyzing its results, they are not intended to replace, nor act as a substitute for, any amounts presented in its consolidated financial statements prepared in conformity with U.S. GAAP and may be different from non-GAAP measures reported by other companies.
About Capri Holdings Limited
Capri Holdings Limited is a global fashion luxury group, consisting of iconic brands that are industry leaders in design, style and craftsmanship. Its brands cover the full spectrum of fashion luxury categories including women’s and men’s accessories, footwear and ready-to-wear as well as wearable technology, watches, jewelry, eyewear and a full line of fragrance products. The Company’s goal is to continue to extend the global reach of its brands while ensuring that they maintain their independence and exclusive DNA. Capri Holdings Limited is publicly listed on the New York Stock Exchange under the ticker CPRI.
Forward Looking Statements
This press release contains statements which are, or may be deemed to be, “forward-looking statements.” Forward-looking statements are prospective in nature and are not based on historical facts, but rather on current expectations and projections of the management of Capri Holdings Limited (the “Company”) about future events, and are therefore subject to risks and uncertainties which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. All statements other than statements of historical facts included in this press release may be forward-looking statements. Without limitation, any statements preceded or followed by or that include the words “targets”, “plans”, “believes”, “expects”, “aims”, “intends”, “will”, “should”, “could”, “would”, “may”, “anticipates”, “estimates”, “synergy”, “cost-saving”, “projects”, “goal”, “strategy”, “budget”, “forecast” or “might” or, words or terms of similar substance or the negative thereof, are forward-looking statements. Forward-looking statements include statements relating to future capital expenditures, expenses, revenues, earnings, economic performance, indebtedness, financial condition, share buybacks, dividend policy, losses and future prospects of the Company, business and management strategies and the expansion and growth of the Company’s operations, and benefits from any acquisition. These forward-looking statements are not guarantees of future financial performance. Such forward-looking statements involve known and unknown risks and uncertainties that could significantly affect expected results and are based on certain key assumptions, which could cause actual results to differ materially from those projected or implied in any forward-looking statements. These risks, uncertainties and other factors include the Company’s ability to integrate successfully and to achieve anticipated benefits of any acquisition; the risk of disruptions to the Company’s businesses; the negative effects of events on the market price of the Company’s ordinary shares and its operating results; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the Company’s businesses; fluctuations in demand for the Company’s products; levels of indebtedness (including the indebtedness incurred in connection with acquisitions); future availability of credit; the timing and scope of future share buybacks, which may be made in open market or privately negotiated transactions, and are subject to market conditions, applicable legal requirements, trading restrictions under the Company’s insider trading policy and other relevant factors, and which share repurchases may be suspended or discontinued at any time, the level of other investing activities and uses of cash; changes in consumer traffic and retail trends; loss of market share and industry competition; fluctuations in the capital markets; fluctuations in interest and exchange rates; the occurrence of unforeseen disasters or catastrophes; political or economic instability in principal markets; adverse outcomes in litigation; and general, local and global economic, political, business and market conditions, as well as those risks set forth in the reports that the Company files from time to time with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended March 30, 2019 (File No. 001-35368). The Company disclaims any obligation to update or revise any forward-looking or other statements contained herein other than in accordance with legal and regulatory obligations.

CONTACTS:
Investor Relations:
Jennifer Davis
(201) 514-8234
Jennifer.Davis@CapriHoldings.com
Media:
Dinesh Kandiah
(917) 934-2427
Press@CapriHoldings.com

SCHEDULE 1
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share and per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018
Total revenue	$1,442	$1,253	$2,788	$2,456
Cost of goods sold	568	490	1,080	942
Gross profit	874	763	1,708	1,514
Total operating expenses	799	573	1,569	1,109
Income from operations	75	190	139	405
Other income, net	(1)	(1)	(3)	(2)
Interest expense, net	3	6	16	14
Foreign currency loss	4	33	6	36
Income before provision for income taxes	69	152	120	357
(Benefit from) provision for income taxes	(4)	15	2	34
Net income	73	137	118	323
Less: Net loss attributable to noncontrolling interests	—	(1)	—	(1)
Net income attributable to Capri	$73	$138	$118	$324
Weighted average ordinary shares outstanding:
Basic	151,602,502	149,575,112	151,326,037	149,538,607
Diluted	152,576,283	151,705,685	152,455,218	152,052,671
Net income per ordinary share:
Basic	$0.48	$0.92	$0.78	$2.17
Diluted	$0.47	$0.91	$0.77	$2.13

SCHEDULE 2
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions, except share data)
(Unaudited)

	September 28, 2019	March 30, 2019	September 29, 2018
Assets
Current assets
Cash and cash equivalents	$179	$172	$155
Receivables, net	368	383	340
Inventories, net	1,073	953	768
Prepaid expenses and other current assets	275	221	211
Total current assets	1,895	1,729	1,474
Property and equipment, net	589	615	552
Operating lease right-of-use assets	1,671	—	—
Intangible assets, net	2,171	2,293	1,159
Goodwill	1,598	1,659	797
Deferred tax assets	160	112	47
Other assets	309	242	78
Total assets	$8,393	$6,650	$4,107
Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$390	$371	$290
Accrued payroll and payroll related expenses	97	133	83
Accrued income taxes	27	34	24
Current operating lease liabilities	403	—	—
Short-term debt	603	630	255
Accrued expenses and other current liabilities	283	374	346
Total current liabilities	1,803	1,542	998
Long-term operating lease liabilities	1,766	—	—
Deferred rent	—	132	133
Deferred tax liabilities	440	438	182
Long-term debt	1,796	1,936	505
Other long-term liabilities	176	166	105
Total liabilities	5,981	4,214	1,923
Commitments and contingencies
Redeemable noncontrolling interest	4	4	—
Shareholders’ equity
Ordinary shares, no par value; 650,000,000 shares authorized; 216,815,137 shares issued and 151,633,281 outstanding at September 28, 2019; 216,050,939 shares issued and 150,932,306 outstanding at March 30, 2019, and 213,208,924 shares issued and 150,150,297 outstanding at September 29, 2018	—	—	—
Treasury shares, at cost (65,181,856 shares at September 28, 2019; 65,118,633 shares at March 30, 2019; and 63,058,627 shares at September 29, 2018)	(3,225)	(3,223)	(3,123)
Additional paid-in capital	1,060	1,011	877
Accumulated other comprehensive loss	(103)	(66)	(62)
Retained earnings	4,673	4,707	4,488
Total shareholders’ equity of Capri	2,405	2,429	2,180
Noncontrolling interest	3	3	4
Total shareholders’ equity	2,408	2,432	2,184
Total liabilities and shareholders’ equity	$8,393	$6,650	$4,107

SCHEDULE 3
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
CONSOLIDATED SEGMENT DATA
($ in millions)
(Unaudited)

		Three Months Ended		Six Months Ended
		September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018
Revenue by Segment and Region:
Versace	The Americas	$48	$—	$92	$—
	EMEA	121	—	213	—
	Asia	59	—	130	—
Versace Revenue		228	—	435	—

Jimmy Choo	The Americas	21	20	51	46
	EMEA	64	56	143	158
	Asia	40	40	89	85
Jimmy Choo Revenue		125	116	283	289

Michael Kors	The Americas	733	773	1,388	1,465
	EMEA	224	233	413	433
	Asia	132	131	269	269
Michael Kors Revenue		1,089	1,137	2,070	2,167

Total Revenue		$1,442	$1,253	$2,788	$2,456

Income (Loss) from Operations:
Versace		$9	$—	$6	$—
Jimmy Choo		(10)	(9)	1	13
Michael Kors		222	248	423	478
Total segment income from operations		221	239	430	491
Less: Corporate expenses		(35)	(23)	(68)	(45)
Restructuring and other charges		(7)	(19)	(22)	(30)
Impairment of long-lived assets		(104)	(7)	(201)	(11)
Total Income from Operations		$75	$190	$139	$405

Operating Margin:
Versace		3.9%	—%	1.4%	—%
Jimmy Choo		(8.0)%	(7.8)%	0.4%	4.5%
Michael Kors		20.4%	21.8%	20.4%	22.1%
Capri Operating Margin		5.2%	15.2%	5.0%	16.5%

SCHEDULE 4
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
SUPPLEMENTAL RETAIL STORE INFORMATION
(Unaudited)

	As of
Retail Store Information:	September 28, 2019	September 29, 2018
Versace	198	—
Jimmy Choo	216	204
Michael Kors	850	854
Total number of retail stores	1,264	1,058

SCHEDULE 5
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
CONSTANT CURRENCY DATA
(In millions)
(Unaudited)

	Three Months Ended		% Change
	September 28, 2019	September 29, 2018	As Reported	Constant Currency
Total revenue:
Versace	$228	$—	NM	NM
Jimmy Choo	125	116	7.8%	9.5%
Michael Kors	1,089	1,137	(4.2)%	(3.3)%
Total revenue	$1,442	$1,253	15.1%	16.1%

	Six Months Ended		% Change
	September 28, 2019	September 29, 2018	As Reported	Constant Currency
Total revenue:
Versace	$435	$—	NM	NM
Jimmy Choo	283	289	(2.1)%	0.3%
Michael Kors	2,070	2,167	(4.5)%	(3.1)%
Total revenue	$2,788	$2,456	13.5%	15.0%
___________________
NM Not meaningful

SCHEDULE 6

NON-GAAP RECONCILIATIONS OF REPORTED TO ADJUSTED MEASURES,
EXCLUDING LONG-LIVED ASSET IMPAIRMENTS, RESTRUCTURING AND OTHER CHARGES,
INVENTORY STEP-UP RELATED TO VERSACE ACQUISITION, ERP IMPLEMENTATION COSTS
CAPRI TRANSFORMATION COSTS AND FOREIGN CURRENCY EFFECTS RELATED TO VERSACE
(In millions, except share and per share data)
(Unaudited)

	Three Months Ended September 28, 2019
	As Reported	Impairment Charges	Restructuring and Other Charges(1)	Inventory Step-up Adjustment	ERP Implementation	Capri Transformation	Acquisition Foreign Currency Effects	As Adjusted
Gross profit	$874	$—	$—	$5	$—	$—	$—	$879

Operating expenses	$799	$(104)	$(7)	$—	$(9)	$(2)	$—	$677

Versace operating income	$9	$—	$—	$5	$—	$—	$—	$14
Total income from operations	$75	$104	$7	$5	$9	$2	$—	$202

Foreign currency loss	$4	$—	$—	$—	$—	$—	$(1)	$3
Income before provision for income taxes	$69	$104	$7	$5	$9	$2	$1	$197
(Benefit from) provision for income taxes	$(4)	$18	$2	$1	$2	$1	$—	$20
Net income attributable to Capri	$73	$86	$5	$4	$7	$1	$1	$177
Diluted net income per ordinary share - Capri	$0.47	$0.56	$0.03	$0.03	$0.05	$0.01	$0.01	$1.16
______________________

(1)
Includes store closure costs recorded in connection with the Michael Kors Retail Fleet Optimization Plan and other restructuring initiatives, and other costs recorded in connection with the acquisitions of Gianni Versace S.r.l. and Jimmy Choo Group Limited.

SCHEDULE 7

NON-GAAP RECONCILIATIONS OF REPORTED TO ADJUSTED MEASURES,
EXCLUDING LONG-LIVED ASSET IMPAIRMENTS, RESTRUCTURING AND OTHER CHARGES,
INVENTORY STEP-UP RELATED TO VERSACE ACQUISITION, ERP IMPLEMENTATION COSTS
CAPRI TRANSFORMATION COSTS AND FOREIGN CURRENCY EFFECTS RELATED TO VERSACE
(In millions, except share and per share data)
(Unaudited)

	Six Months Ended September 28, 2019
	As Reported	Impairment Charges	Restructuring and Other Charges(1)	Inventory Step-up Adjustment	ERP Implementation	Capri Transformation	Acquisition Foreign Currency Effects	As Adjusted
Gross profit	$1,708	$—	$—	$11	$—	$—	$—	$1,719

Operating expenses	$1,569	$(201)	$(22)	$—	$(17)	$(2)	$—	$1,327

Versace operating income	$6	$—	$—	$11	$—	$—	$—	$17
Total income from operations	$139	$201	$22	$11	$17	$2	$—	$392

Foreign currency loss	$6	$—	$—	$—	$—	$—	$(1)	$5
Income before provision for income taxes	$120	$201	$22	$11	$17	$2	$1	$374
Provision for income taxes	$2	$37	$5	$3	$4	$1	$—	$52
Net income attributable to Capri	$118	$164	$17	$8	$13	$1	$1	$322
Diluted net income per ordinary share - Capri	$0.77	$1.08	$0.11	$0.05	$0.08	$0.01	$0.01	$2.11
______________________

(1)
Includes store closure costs recorded in connection with the Michael Kors Retail Fleet Optimization Plan and other restructuring initiatives, and other costs recorded in connection with the acquisitions of Gianni Versace S.r.l. and Jimmy Choo Group Limited.

SCHEDULE 8

NON-GAAP RECONCILIATIONS OF REPORTED TO ADJUSTED MEASURES,
EXCLUDING LONG-LIVED ASSET IMPAIRMENTS,
RESTRUCTURING AND OTHER CHARGES, AND
INVENTORY STEP-UP RELATED TO JIMMY CHOO ACQUISITION
(In millions, except share and per share data)
(Unaudited)

	Three Months Ended September 29, 2018
	As Reported	Impairment Charges	Restructuring and Other Charges(1)	Inventory Step-up Adjustment	Acquisition Price Derivative Contract	As Adjusted
Gross profit	$763	$—	$—	$2	$—	$765

Total operating expenses	$573	$(7)	$(19)	$—	$—	$547

Jimmy Choo operating loss	$(9)	$—	$—	$2	$—	$(7)
Total income from operations	$190	$7	$19	$2	$—	$218

Foreign currency loss	$33	$—	$—	$—	$(30)	$3
Income before provision for income taxes	$152	$7	$19	$2	$30	$210
Provision for income taxes	$15	$1	$2	$1	$—	$19
Net income attributable to Capri	$138	$6	$17	$1	$30	$192
Diluted net income per ordinary share - Capri	$0.91	$0.04	$0.11	$0.01	$0.20	$1.27
______________________

(1)
Includes store closure costs recorded in connection with the Michael Kors Retail Fleet Optimization Plan, as well as transaction and transition costs recorded in connection with the acquisition of Jimmy Choo Group Limited.

SCHEDULE 9

NON-GAAP RECONCILIATIONS OF REPORTED TO ADJUSTED MEASURES,
EXCLUDING LONG-LIVED ASSET IMPAIRMENTS, RESTRUCTURING AND OTHER CHARGES,
INVENTORY STEP-UP RELATED TO JIMMY CHOO ACQUISITION, AND
DERIVATIVE CONTRACT RELATED TO AGREEMENT TO ACQUIRE VERSACE
(In millions, except share and per share data)
(Unaudited)

	Six Months Ended September 29, 2018
	As Reported	Impairment Charges	Restructuring and Other Charges(1)	Inventory Step-up Adjustment	Acquisition Price Derivative Contract	As Adjusted
Gross profit	$1,514	$—	$—	$5	$—	$1,519

Total operating expenses	$1,109	$(11)	$(30)	$—	$—	$1,068

Jimmy Choo operating income	$13	$—	$—	$5	$—	$18
Total income from operations	$405	$11	$30	$5	$—	$451

Foreign currency loss	$36	$—	$—	$—	$(30)	$6
Income before provision for income taxes	$357	$11	$30	$5	$30	$433
Provision for income taxes	$34	$2	$4	$1	$—	$41
Net income attributable to Capri	$324	$9	$26	$4	$30	$393
Diluted net income per ordinary share - Capri	$2.13	$0.06	$0.17	$0.03	$0.20	$2.59
______________________

(1)
Includes store closure costs recorded in connection with the Retail Fleet Optimization Plan and other restructuring initiatives, transition costs recorded in connection with the acquisition of Jimmy Choo Group Limited and transaction and transition costs recorded in connection with the Company’s agreement to acquire Gianni Versace S.p.A.